Exhibit (h)(2)(xvv)

AMENDMENT NO. 8

TO THE

FOURTH AMENDED AND RESTATED EXPENSE LIMITATION AGREEMENT

Amendment No. 8 to the Fourth Amended and Restated Expense Limitation Agreement, dated as of August 1, 2006, between AXA Equitable Life Insurance Company (“AXA Equitable” or the “Manager”) and EQ Advisors Trust (the “Trust”).

The Manager and Trust hereby agree to modify and amend the Fourth Amended and Restated Expense Limitation Agreement dated as of May 1, 2002, as amended, (“Agreement”) between them as follows:

1.	Amendment No. 8 updates the names of the existing Portfolios and enumerates the maximum annual operating expense limits for the following new portfolios:

EQ/AXA Rosenberg Value Long/Short Portfolio;

EQ/Davis New York Venture Portfolio;

EQ/Franklin Income Portfolio;

EQ/Franklin Small Cap Value Portfolio;

EQ/International ETF Portfolio;

EQ/Mutual Shares Portfolio;

EQ/Oppenheimer Global Portfolio;

EQ/Oppenheimer Main Street Opportunity Portfolio;

EQ/Oppenheimer Main Street Small Cap Portfolio;

EQ/Templeton Growth Portfolio; and

EQ/Van Kampen Real Estate Portfolio.

2.	Schedule A. Schedule A to the Agreement, which sets forth the Portfolios of the Trust, is hereby replaced in its entirety by Amendment No. 8 to Schedule A attached hereto.

3.	Schedule B. Schedule B to the Agreement, which sets forth the reimbursement periods for each of the Portfolios of the Trust is hereby replaced in its entirety by the Amendment No. 8 to Schedule B attached hereto.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 8 as of the date first above set forth.

EQ ADVISORS TRUST		AXA EQUITABLE LIFE INSURANCE COMPANY

By:	/s/ Kenneth T. Kozlowski	By:	/s/ Steven M. Joenk
	Kenneth T. Kozlowski		Steven M. Joenk
	Chief Financial Officer and Treasurer		Senior Vice President

AMENDMENT NO. 8

SCHEDULE A

MAXIMUM ANNUAL OPERATING EXPENSE LIMITS

This Agreement relates to the following Portfolios of the Trust:

New Portfolio	Maximum Annual Operating Expense Limit
	Class IA	(including amounts payable pursuant to Rule 12b-1) Class IB
EQ/Alliance International Portfolio	0.85%	0.85%
EQ/Alliance Large Cap Growth Portfolio	0.80%	1.05%
EQ/Ariel Appreciation II Portfolio	0.90%	1.15%
EQ/AXA Rosenberg Value Long/Short Portfolio	1.74%*	1.99%*
EQ/Bernstein Diversified Value Portfolio	0.70%	0.95%
EQ/Calvert Socially Responsible Portfolio	0.80%	1.05%
EQ/Capital Guardian Growth Portfolio	0.70%	0.95%
EQ/Capital Guardian International Portfolio	0.95%	1.20%
EQ/Capital Guardian Research Portfolio	0.70%	0.95%
EQ/Capital Guardian U.S. Equity Portfolio	0.70%	0.95%
EQ/Davis New York Venture Portfolio	1.05%	1.30%
EQ/Evergreen International Bond Portfolio	0.90%	1.15%
EQ/Evergreen Omega Portfolio	0.90%	1.15%
EQ/FI Mid Cap Portfolio	0.75%	1.00%
EQ/FI Mid Cap Value Portfolio	0.85%	1.10%
EQ/Franklin Income Portfolio	1.05%	1.30%
EQ/Franklin Small Cap Value Portfolio	1.05%	1.30%
EQ/International ETF Portfolio	0.40%	0.65%
EQ/Janus Large Cap Growth Portfolio	0.90%	1.15%
EQ/JPMorgan Core Bond Portfolio	0.60%	0.85%
EQ/JPMorgan Value Opportunities Portfolio	0.70%	0.95%
EQ/Lazard Small Cap Value Portfolio	0.85%	1.10%
EQ/Legg Mason Value Equity Portfolio	0.75%	1.00%
EQ/Lord Abbett Growth and Income Portfolio	0.75%	1.00%
EQ/Lord Abbett Mid Cap Value Portfolio	0.80%	1.05%
EQ/Lord Abbett Large Cap Core Portfolio	0.75%	1.00%
EQ/Marsico Focus Portfolio	0.90%	1.15%
EQ/MFS Investors Trust Portfolio	0.70%	0.95%
EQ/Mercury Basic Value Equity Portfolio	0.70%	0.95%
EQ/Mercury International Value Portfolio	1.00%	1.25%
EQ/Mutual Shares Portfolio	1.05%	1.30%
EQ/Oppenheimer Global Portfolio	1.10%	1.35%
EQ/Oppenheimer Main Street Opportunity Portfolio	1.05%	1.30%
EQ/Oppenheimer Main Street Small Cap Portfolio	1.05%	1.30%
EQ/Small Company Index Portfolio	0.60%	0.85%
EQ/Templeton Growth Portfolio	1.10%	1.35%
EQ/Van Kampen Comstock Portfolio	0.75%	1.00%
EQ/Van Kampen Emerging Markets Equity Portfolio	1.55%	1.80%
EQ/Van Kampen Mid Cap Growth Portfolio	0.80%	1.05%
EQ/Van Kampen Real Estate Portfolio	1.03%	1.28%
EQ/Wells Fargo Montgomery Small Cap Portfolio	1.05%	1.30%

*	Reflects contractual limitations by Manager to waive its management fee and/or bear certain expenses, excluding dividend expense.

AMENDMENT NO. 8

SCHEDULE B

REIMBURSEMENT PERIOD

Five Year Reimbursement Period:

EQ/Bernstein Diversified Value Portfolio

EQ/Evergreen Omega Portfolio

EQ/FI Mid Cap Value Portfolio

EQ/JPMorgan Core Bond Portfolio

EQ/Lazard Small Cap Value Portfolio

EQ/Mercury Basic Value Equity Portfolio

EQ/MFS Investors Trust Portfolio

EQ/Van Kampen Emerging Markets Equity Portfolio

EQ/Capital Guardian Growth Portfolio

    (formerly, EQ/Putnam Growth & Income Value Portfolio)

EQ/JPMorgan Value Opportunities Portfolio

    (formerly, EQ/Putnam Voyager Portfolio)

EQ/Small Company Index Portfolio

Three Year Reimbursement Period:

EQ/Alliance International Portfolio

EQ/Alliance Large Cap Growth Portfolio

EQ/Ariel Appreciation II Portfolio

EQ/Calvert Socially Responsible Portfolio

EQ/Capital Guardian International Portfolio

EQ/Capital Guardian Research Portfolio

EQ/Capital Guardian U.S. Equity Portfolio

EQ/Evergreen International Bond Portfolio

EQ/FI Mid Cap Portfolio

EQ/Janus Large Cap Growth Portfolio

EQ/Legg Mason Value Equity Portfolio

EQ/Lord Abbett Growth and Income Portfolio

EQ/Lord Abbett Mid Cap Value Portfolio

EQ/Lord Abbett Large Cap Core Portfolio

EQ/Marsico Focus Portfolio

EQ/Van Kampen Comstock Portfolio

EQ/Van Kampen Mid Cap Growth Portfolio

EQ/Wells Fargo Montgomery Small Cap Portfolio

EQ/AXA Rosenberg Value Long/Short Portfolio

EQ/Davis New York Venture Portfolio

EQ/Franklin Income Portfolio

EQ/Franklin Small Cap Value Portfolio

EQ/Mutual Shares Portfolio

EQ/Oppenheimer Global Portfolio

EQ/Oppenheimer Main Street Opportunity Portfolio

EQ/Oppenheimer Main Street Small Cap Portfolio

EQ/Templeton Growth Portfolio

EQ/Van Kampen Real Estate Portfolio

EQ/International ETF Portfolio